Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

As previously reported, on March 8, 2023, the Company entered into a Stock Purchase Agreement (the “Mimosa Purchase Agreement”) with Airspan Networks Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Seller”), Mimosa Networks, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Seller (“Mimosa”), and Radisys Corporation, an Oregon corporation (“Buyer”), pursuant to which Seller will sell all of the issued and outstanding shares of common stock of Mimosa to Buyer for an aggregate purchase price of approximately $60 million in cash (subject to customary adjustments as set forth in the Purchase Agreement) on the terms and subject to the conditions set forth in the Purchase Agreement (the “Mimosa Sale”).

The unaudited pro forma financial information assumes the sale transaction described above was consummated at March 31, 2023, for the unaudited consolidated condensed balance sheet as of March 2023. The unaudited consolidated condensed statements of operations for the three months ended March 31, 2023 and the year ended December 31, 2022, assume the transaction was consummated at the beginning of the periods presented, giving full effect to the transaction for the periods presented and $45 million of the cash proceeds used to prepay outstanding debt. The accompanying unaudited pro forma consolidated financial information should be read in conjunction with the Company’s historical financial statements and risk factors included in its filings with the Securities and Exchange Commission.

The accompanying unaudited pro forma financial information was prepared utilizing our historical financial data derived from the interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended March 31, 2023, which was filed with the Securities and Exchange Commission on May 10, 2023 and from the audited consolidated financial statements included in our Annual Report on Form 10-K for the period ended December 31, 2022, which was filed with the Securities and Exchange Commission on March 16, 2023. The pro forma adjustments are described in the notes to the unaudited pro forma financial information and are based upon available information and assumptions that we believe are reasonable.

The unaudited pro forma financial information was derived by adjusting the Company’s historical consolidated financial statements and is based on estimates, available information and certain assumptions that the Company’s management believes are reasonable. The Company’s management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transaction described above. The unaudited pro forma financial information are for illustrative purposes only. The financial results may have been different had the sale actually taken place at the time indicated. You should not rely upon the unaudited consolidated pro forma financial information as being indicative of the historical results that would have been achieved had the transaction occurred at the times indicated or of the future financial position or results the Company will experience.

AIRSPAN NETWORK HOLDINGS INC.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(In thousands, except for share data)

	Twelve Months Ended December 31, 2022
	Pro Forma
	As Reported	Adjustments	Notes	Pro Forma
Revenues:
Products and software licenses	$148,922	(26,586)	(a)	122,336
Maintenance, warranty and services	18,337	-		18,337
Total revenues	167,259	(26,586)		140,673

Cost of revenues:
Products and software licenses	95,335	(17,260)	(a)	78,075
Maintenance, warranty and services	5,484	-		5,484
Total cost of revenues	100,819	(17,260)		83,559

Gross profit	66,440	(9,326)		57,114

Operating expenses:
Research and development	61,377	(6,644)	(a)	54,733
Sales and marketing	30,587	(2,027)	(a)	28,560
General and administrative	40,070	(1,215)	(a)	38,855
Amortization of intangibles	1,136	(1,136)	(a)	-
Restructuring costs	1,279	(144)	(a)	1,135
Total operating expenses	134,449	(11,166)		123,283

Loss from operations	(68,009)	1,840		(66,169)

Interest (expense) income, net	(20,394)	786	(b)	(19,608)
Change in fair value of warrant liability and derivatives, net	7,085	-		7,085
Gain on sale of Mimosa, net	-	33,955	(e)	33,955
Other expense, net	(4,261)	(33)	(a)	(4,294)

Loss before income taxes	(85,579)	2,593		(49,031)

Income tax benefit	197	-		197

Net loss	$(85,382)	2,593		(48,834)

Loss per share - basic and diluted	$(1.17)			(0.67)
Weighted average shares outstanding - basic and diluted	72,782,773			72,782,773

AIRSPAN NETWORK HOLDINGS INC.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(In thousands, except for share data)

	Three Months Ended March 31, 2023
	Pro Forma
	As Reported	Adjustments	Notes	Pro Forma
Revenues:
Products and software licenses	$21,210	(9,536)	(a)	11,674
Maintenance, warranty and services	3,563	-		3,563
Total revenues	24,773	(9,536)		15,237

Cost of revenues:
Products and software licenses	13,295	(7,533)	(a)	5,762
Maintenance, warranty and services	1,131	-		1,131
Total cost of revenues	14,426	(7,533)		6,893

Gross profit	10,347	(2,003)		8,344

Operating expenses:
Research and development	14,191	(1,851)	(a)	12,340
Sales and marketing	5,682	(375)	(a)	5,307
General and administrative	7,665	(306)	(a)	7,359
Amortization of intangibles	189	(189)	(a)	-
Restructuring costs	260	-	(a)	260
Total operating expenses	27,987	(2,721)		25,266

Loss from operations	(17,640)	718		(16,922)

Interest expense, net	(4,534)	(2,019)	(b)	(6,553)
Change in fair value of warrant liability and derivatives, net	642	-		642
Gain on sale of Mimosa, net	-	33,955	(e)	33,955
Other income, net	561	5	(a)	566

(Loss) income before income taxes	(20,971)	1,658		11,688

Income tax benefit	82	-		82

Net (loss) income	$(20,889)	1,658		11,770

Loss (earnings) per share - basic and diluted	$(0.28)			0.16
Weighted average shares outstanding - basic and diluted	74,473,741			74,473,741

AIRSPAN NETWORK HOLDINGS INC.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

(In thousands, except for share data)

	March 31, 2023	Pro Forma		March 31, 2023
	As Reported	Adjustments	Notes	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$3,282	10,000	(c)	13,282
Restricted cash	34	-		34
Accounts receivable, net of allowance of $450 and $647 at March 31, 2023 and December 31, 2022, respectively	24,753	-		24,753
Inventory	15,802	-		15,802
Prepaid expenses and other current assets	17,907	-		17,907
Assets held for sale - current	12,592	(12,592)	(d)	-
Total current assets	74,370	(2,592)		71,778
Property, plant and equipment, net	5,972	-		5,972
Right-of-use assets, net	4,230	-		4,230
Other non-current assets	20,160	(16,919)	(d)	3,241
Assets held for sale - non-current	20,791	(20,791)	(d)	-
Total assets	$125,523	(40,302)		85,221

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$16,957	-		16,957
Accrued expenses and other current liabilities	30,401	-		30,401
Deferred revenue	1,957	-		1,957
Senior term loan, current portion	40,993	(19,905)	(c)	21,088
Subordinated debt	11,256	-		11,256
Subordinated term loan - related party	42,449	-		42,449
Convertible debt	45,492	(22,141)	(c)	23,351
Current portion of long-term debt	263	-		263
Liabilities held for sale - current	11,963	(11,963)	(d)	-
Total current liabilities	201,731	(54,009)		147,722
Other long-term liabilities	6,408	-		6,408
Liabilities held for sale - non-current	17,294	(17,294)	(d)	-
Total liabilities	225,433	(71,303)		154,130

Commitments and contingencies

Stockholders’ deficit:
Common stock, $0.0001 par value; 250,000,000 shares authorized; 74,582,992 and 74,283,026 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	7	-		7
Additional paid-in capital	772,205	(23,085)	(d)	749,120
Accumulated deficit	(872,122)	54,086	(c)(d)(e)	(818,036)
Total stockholders’ deficit	(99,910)	31,001		(68,909)
Total liabilities and stockholders’ deficit	$125,523	(40,302)		85,221

NOTES TO UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

The pro forma consolidated condensed balance sheet and statements of operations have been derived from the historical consolidated condensed balance sheet and statements of operations of Airspan Networks Holdings Inc. as adjusted to give effect to the Mimosa Sale. The pro forma consolidated condensed balance sheet gives effect to the sale as if it occurred on March 31, 2023, which is the last day of the Company’s fiscal year 2023 first quarter. The pro forma consolidated condensed statement of operations for three months ended March 31, 2023 and the year ended December 31, 2022 give effect to the sale as if it occurred at the beginning of the periods presented.

(a)	These adjustments represent the elimination of the revenues and operating expenses associated with the Mimosa Sale.

(b)	This adjustment relates to the expected make whole payment of approximately $3 million due to the prepayment of debt, offset by the reduction of interest expense related to the assumed $42 million prepayment of debt.

(c)	This adjustment relates to the gross proceeds to be received at closing for the Mimosa Sale of $60 million, less the estimated payment of transaction-related costs of approximately $5 million, and the estimated repayment of $42 million in borrowings under the Company’s existing borrowings under the Fortress agreements, which are net of $3 million of end of term and make whole provision fees.

(d)	These adjustments represent the elimination of the assets and liabilities associated with the Mimosa Sale.

(e)	Adjustment relates to the approximate gain on the Mimosa Sale.